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                        CONSENT OF SALOMON BROTHERS INC

     We hereby consent to the use of our name and to the description of our opinion letters dated November 10, 1995 and July 11, 1996 under the caption "THE MERGERS -- Opinions of Financial Advisors" in, and to the inclusion of our opinion letter dated July 11, 1996, as Annex N to, the Joint Proxy Statement/Prospectus of WPL Holdings, Inc., IES Industries Inc. and Interstate Power Company, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of WPL Holdings, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                          SALOMON BROTHERS INC

                                          By: /s/ Salomon Brothers Inc
                                              ---------------------------


New York, New York
July 11, 1996